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                                                                   Exhibit 10.34


                                    March 26, 1997

Robert J. Braasch
Chief Financial Officer
Eagle Finance Corp.
1425 Tri-State Parkway
Suite 140
Gurnee, IL 60031

Dear Robert:

    Eagle Finance Corp. ("Eagle") and General Electric Capital Corporation ("GE Capital") entered into a certain Asset Purchase Agreement dated June 25, 1996 (the Asset Purchase Agreement") and Amended and Restated Servicing Agreement dated as of June 25, 1996 (the "Servicing Agreement") pursuant to which GE Capital agreed to (i) purchase from time to time portfolios of motor vehicle retail installment contracts from Eagle, and (ii) permit Eagle to service such acquired portfolios of contracts, all pursuant to the terms and conditions set forth in the Asset Purchase Agreement and the Servicing Agreement (collectively, the "Agreements"). Any capitalized terms used herein without definition shall have the meaning given to such terms in the Agreements.

    Section 9.0(f) of the Servicing Agreement requires that Eagle's Interest Coverage shall not be less than 1.10 for the quarter ending 12/31/96 and 1.15 thereafter. Eagle has advised GE Capital that Interest Coverage for the fiscal year ended December 31, 1996 was below 1.10 and anticipates that the Interest Coverage for the quarter ending 3/31/97 will be below 1.15. Eagle requests a waiver of this actual and anticipated non-compliance. Effective as of December 31, 1996, GE Capital hereby waives compliance by Eagle with the provisions set forth in Section 9.0(f) of the Servicing Agreement for the period from October 1, 1996 through and including March 31, 1997. From and after April 1, 1997, Eagle must be in compliance with the Interest Coverage requirement as stated in
Section 9.0(f) of the Servicing Agreement.

    Section 11.0 of the Servicing Agreement requires that Eagle's Rolling Average Charge-Off on the managed (owned and serviced) contracts cannot exceed two percent (2%). Eagle has been in default of this covenant since December 31, 1996. Effective as of December 31, 1996, GE Capital hereby waives compliance by Eagle with the provisions set forth in Section 11.0 of the Servicing Agreement for the period from December 1, 1996 through and including March 31, 1997. From and after April 1, 1997, Eagle must be in compliance with the Rolling Average Charge-Off requirement as stated in Section 11.0 of the Servicing Agreement.

    Section 11.0 of the Servicing Agreement requires that Eagle's Rolling Average Delinquency on the managed (owned and serviced) contracts cannot exceed ten percent (10%). Eagle has been in

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default of this covenant since January 31, 1997.  Effective as of January 31,
1997, GE Capital hereby waives compliance by Eagle with the provisions set forth in Section 11.0 of the Servicing Agreement for the period from January 1, 1997 through and including March 31, 1997. From and after April 1, 1997, Eagle must be in compliance with the Rolling Average Delinquency requirement as stated in
Section 11.0 of the Servicing Agreement.

    In consideration for GE Capital, granting the above referenced waivers, the parties agree to the following amendment to Section 6.1 of the Servicing Agreement;

         Section 6.1 RESERVE LEVELS. With respect to the reserve account for Purchased Contracts purchased before March 31, 1995 (the "1993/1994 Reserve Account"), the 1993/1994 Reserve Account shall be maintained at such ten and twenty-five hundredths percent (10.25%) level for the remainder of the term of this Agreement.

    With respect to the reserve account for Purchased Contracts purchased on or after March 31, 1995, but before the date of this Agreement (the "1994 Reserve Account"), once the 1994 Reserve Account reaches twelve and twenty-five hundredths percent (12.25%) of the Borrower's Outstanding Principal Balance of the Purchased Contracts on any Closing Date, the 1994 Reserve Account shall be maintained at such twelve and twenty-five hundredths percent (12.25%) level for the remainder of the term of this Agreement provided, however, that if (i) the Monthly Delinquency of such Purchased Contracts for each of the first twelve
    (12) full calendar months after the related Closing Date, computed as of the end of each such month, is less than ten percent (10%); and (ii) the Monthly Charge-Off of such Purchased Contracts for each of the first twelve (12) full calendar months after the related Closing Date, computed as of the end of each such month, is less than one and seventy-five hundredths percent (1.75%), Company shall refund to Servicer from the 1994 Reserve Account an amount sufficient to reduce the 1994 Reserve Account to ten and twenty-five hundredths percent (10.25%) of the Borrower's Outstanding Principal Balance of such Purchased Contracts as of the end of the first twelve (12) calendar months after the related Closing Date, and the 1994 Reserve Account shall be maintained for the remainder of the term of the Agreement at an amount equal to ten and twenty-five hundredths percent (10.25%) of the Borrower's Outstanding Principal Balance of such Purchased Contracts as of the end of each calendar month thereafter.

    With respect to Contracts purchased by Company on or after the date of the Agreement, the Reserve Account shall be maintained at the level required by the Asset Purchase Agreement and shall be increased to twelve and twenty-five hundredths percent (12.25%) of the Borrower's Outstanding Principal Balance of the Purchased Contracts, for (12) months if either of the following occurs: (i) the Three Month Rolling Average Delinquency is eight percent (8.0%) or greater, or (ii) the Three Month Rolling Average Charge-Off is one and seventy-five hundredths percent (1.75%) or greater. If the Required Reserve Account level is increased from ten and twenty-five hundredths percent (10.25%) to twelve and twenty-five hundredths percent (12.25%), the Servicer and Company agree that the Reserve


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    Account will only be increased up to a maximum of fifty percent (50%) of the Bonus Servicing Fee for any Due Period. If in the event the Three Month Rolling Average Delinquency and the Three Month Rolling Average Charge Off are less than eight percent (8.0%) and one and seventy-five hundredths (1.75%), respectively, for twelve (12) consecutive months, the Reserve Account balance will be reduced to ten and twenty-five hundredths percent (10.25%). The Reserve Account shall be increased to twelve and twenty-five hundredths percent (12.25%) of the Borrower's Outstanding Principal Balance of the Purchased Contracts for an additional twelve (12) months if either of the following occurs: (i) the Three Month Rolling Average Delinquency is eight percent (8.0%) or greater, or (ii) the Three Month Rolling Average Charge-Off is one and seventy-five hundredths percent (1.75%) or greater.

    With respect to all Purchased Contracts, in no event shall the Reserve Accounts be less than one hundred twenty-five thousand dollars ($125,000.00) or one hundred percent (100%) of the Borrower's Outstanding Principal Balance of the Purchased Contracts, whichever is less.

    Once Eagle is in compliance with all requirements and covenants of the Agreements the original terms of Section 6.1 shall then be applicable.

    Except as provided in this waiver, all terms and conditions of the Asset Purchase Agreement and the Servicing Agreement shall continue in full force and effect. This waiver shall be effective only in the specific instance, for the specific provisions, and for the specific period for which it has been given.

    This waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                       Very truly yours,

                                       General Electric Capital Corporation

                                       By: /s/ Jody Filut
                                          ---------------------------------
                                       Title: Account Executive

Acknowledged, accepted and agreed:

Eagle Finance Corp.

By:  /s/ Robert Braasch
   --------------------------------
Title: President and Chief Financial Officer


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